Exhibit 99.1

Item 8. Consolidated Financial Statements and Supplementary Data

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Willow Financial Bancorp, Inc.:

We have audited the accompanying consolidated statements of financial condition of Willow Financial Bancorp, Inc. and subsidiary (the Company) as of June 30, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive (loss) income, and cash flows for each of the years in the three-year period ended June 30, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 2008, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of June 30, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated September 15, 2008, expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP
Philadelphia, Pennsylvania
September 15, 2008

Item 8. Consolidated Financial Statements and Supplementary Data

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Willow Financial Bancorp, Inc.:

We have audited Willow Financial Bancorp, Inc. and subsidiary’s (the Company) internal control over financial reporting as of June 30, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting in Item 9Ab. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. A material weakness has been identified and included in Management’s Report on Internal Controls Over Financial Reporting in the area of effective review and analysis of financial statement account reconciliations and review of journal entries and considering the impact of routine and non-routine transactions.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated statements of financial condition as of June 30, 2008 and 2007 and the related consolidated statements of operations, stockholders’ equity and comprehensive (loss) income, and cash flows for each of the years in the three-year period ended June 30, 2008 of the Company. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the June 30, 2008 consolidated financial statements, and this report does not affect our report dated September 15, 2008 which expressed an unqualified opinion on those consolidated financial statements.

In our opinion, because of the effect of the aforementioned material weakness on the achievement of the objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of June 30, 2008, based on criteria established in Internal Control—Integrated Framework issued by COSO.

/s/ KPMG LLP
Philadelphia, Pennsylvania
September 15, 2008

Willow Financial Bancorp, Inc.
Consolidated Statements of Financial Condition

	At June 30, 2008	At June 30, 2007
	(Dollars in thousands, except share data)
Assets:
Cash and cash equivalents:
Cash in banks	$28,427	$21,124
Interest-bearing deposits	7,755	39,153
Total cash and cash equivalents	36,182	60,277
Investment securities — trading	1,282	1,176
Federal Home Loan Bank Stock	15,803	11,394
Investment securities available for sale (amortized cost of $187,935 and $193,232, respectively)	181,262	188,339
Investment securities held to maturity (fair value of $73,614 and $86,488, respectively)	75,781	88,363
Loans held for sale	14,199	8,075
Loans receivable	1,150,820	1,047,012
Deferred fees and costs, net	812	491
Allowance for loan losses	(14,793)	(12,210)
Loans receivable, net	1,136,839	1,035,293
Accrued interest receivable	6,181	6,654
Property and equipment, net	10,412	11,307
Bank owned life insurance	12,410	11,930
Real estate owned	166	—
Other intangible assets, net	14,589	14,345
Goodwill	56,959	95,597
Other assets	22,580	18,546
Total Assets	$1,584,645	$1,551,296
Liabilities and Stockholders’ Equity:
Liabilities:
Interest-bearing deposits	$872,440	$951,629
Non-interest-bearing deposits	130,438	141,101
Securities sold under agreements to repurchase	75,000	20,000
Advance payments from borrowers for taxes and insurance	4,192	4,254
Federal Home Loan Bank Advances	311,428	189,764
Trust preferred securities and other borrowings	27,312	25,774
Accrued interest payable	1,708	2,303
Other liabilities	12,030	17,038
Total Liabilities	1,434,548	1,351,863
Commitments and contingencies	—	—
Stockholders’ Equity:
Common stock, $0.01 par value; (40,000,000 authorized; 17,493,825 and 17,487,770 issued at June 30, 2008 and 2007, respectively)	178	175
Additional paid-in capital	190,943	190,776
Retained (deficit) earnings—substantially restricted	(4,441)	46,030
Treasury stock (1,822,606 and 1,920,025 shares at June 30, 2008 and 2007, respectively, at cost	(30,258)	(31,046)
Accumulated other comprehensive loss	(4,406)	(3,180)
Obligation of deferred compensation plan	1,293	1,277
Unallocated common stock held by:
Employee Stock Ownership Plan (ESOP)	(2,141)	(2,958)
Recognition and Retention Plan Trust (RRP)	(1,071)	(1,641)
Total Stockholders’ Equity	150,097	199,433
Total Liabilities and Stockholders’ Equity	$1,584,645	$1,551,296

See accompanying Notes to Consolidated Financial Statements

Willow Financial Bancorp, Inc.
Consolidated Statements of Operations

	For the year ended June 30,
	2008	2007	2006
	(Dollars in thousands, except per share data)
Interest Income:
Loans	$69,293	$69,315	$65,472
Mortgage-backed and investment securities	15,388	16,735	16,058
Total interest income	84,681	86,050	81,530
Interest expense:
Deposits	28,220	28,698	18,476
Securities sold under agreements to repurchase	2,510	1,135	228
Borrowings	12,273	11,229	13,501
Total interest expense	43,003	41,062	32,205
Net interest income	41,678	44,988	49,325
Provision for loan losses	3,173	653	3,380
Net interest income after provision for loan losses	38,505	44,335	45,945
Non-interest income:
Investment services income, net	4,197	3,321	2,634
Income from insurance operations	2,289	637	—
Service charges and fees	5,476	5,423	4,980
Gain (loss) on :
Sale of loans	2,554	616	357
Securities available for sale	(1,671)	228	(919)
Real estate	21	380	17
Gain on termination of interest rate corridor	—	804	—
Other	907	858	1,045
Total non-interest income	13,773	12,267	8,114
Non-interest expense:
Salaries and employee benefits	28,756	24,097	19,436
Occupancy and equipment	9,170	8,059	6,011
Data processing	2,000	1,504	1,220
Advertising	2,077	2,041	1,504
Deposit insurance premiums	120	120	124
Amortization of intangible assets	2,255	2,131	1,928
Professional fees	7,421	2,444	2,303
Goodwill impairment	40,000	—	—
Other	6,082	6,053	11,856
Total non-interest expense	97,881	46,449	44,382
(Loss) income before income taxes	(45,603)	10,153	9,677
Income tax (benefit) expense	(2,128)	2,886	3,010
Net (Loss)/Income	$(43,475)	$7,267	$6,667
(Loss) Earnings per share:
Basic	$(2.88)	$0.48	$0.47
Diluted	$(2.88)	$0.47	$0.46
Dividends per share paid during period	$0.46	$0.46	$0.46
Weighted average shares outstanding
Basic	15,126,078	15,117,871	13,934,631
Diluted	15,208,696	15,350,859	14,291,701

See accompanying Notes to Consolidated Financial Statements

Willow Financial Bancorp, Inc.
Consolidated Statements of Changes in Stockholders’ Equity and Comprehensive (Loss) Income

	Common stock	Additional paid in capital	Retained earnings (deficit)	Accumulated other comprehensive income (loss)	Obligation of deferred compensation plan	Treasury stock	Common stock acquired by benefit plans	Total
	(Dollars in thousands, except per share data)
Balance at June 30, 2005	$115	$86,086	$55,681	$(1,353)	$1,076	$(28,072)	$(6,855)	$106,678
Net income	—	—	6,667	—	—	—	—	6,667
Other comprehensive loss	—	—	—	(1,964)	—	—	—	(1,964)
Common stock issued in acquisition	50	90,966	—	—	—	—	—	91,016
Exercise of Stock Options	1	1,274	—	—	—	—	—	1,275
Stock based compensation	—	306	—	—	—	—	—	306
ESOP shares committed to be released	—	—	—	—	—	—	462	462
Obligation of deferred compensation plan	—	—	—	—	182	—	—	182
Amortization of RRP shares	—	—	—	—	—	—	645	645
Treasury stock acquired (15,132 shares at cost)	—	—	—	—	—	(179)	—	(179)
Tax benefit related to employee stock benefit plans	—	254	—	—	—	—	—	254
Cash dividends paid—($0.46 per share)	—	—	(6,718)		—	—	—	(6,718)
Balance at June 30, 2006	$166	$178,886	$55,630	$(3,317)	$1,258	$(28,251)	$(5,748)	$198,624
Net income	—	—	7,267	—	—	—	—	7,267
Other comprehensive income	—	—	—	137	—	—	—	137
Stock dividend	8	9,929	(9,937)	—	—	—	—	—
Cash issued in lieu of fractional shares	—	—	(10)	—	—	—	—	(10)
Exercise of Stock Options	1	1,391	—	—	—	—	—	1,392
Stock based compensation	—	756	—	—	—	—	—	756
ESOP shares committed to be released	—	—	—	—	—	—	329	329
Obligation of deferred compensation plan	—	—	—	—	19	—	—	19
Amortization of RRP shares	—	—	—	—	—	—	820	820
Restricted shares issued from Treasury	—	(447)	—	—	—	447	—	—
Treasury stock acquired (269,200 shares at cost)	—	—	—	—	—	(3,242)	—	(3,242)
Tax benefit related to employee stock benefit plans	—	261	—	—	—	—	—	261
Cash dividends paid—($0.46 per share)	—	—	(6,920)	—	—	—	—	(6,920)
Balance at June 30, 2007	$175	$190,776	$46,030	$(3,180)	$1,277	$(31,046)	$(4,599)	$199,433
Net loss	—	—	(43,475)	—	—	—	—	(43,475)
Common stock issued in acquisition	—	—	—	—	—	1,068	—	1,068
Other comprehensive loss	—	—	—	(1,226)	—	—	—	(1,226)
Exercise of stock options	3	39	—	—	—	—	—	42
Stock based compensation	—	38	—	—	—	—	—	38
ESOP shares committed to be released	—	—	—	—	—	—	607	607
Obligation of deferred compensation plan	—	—	—	—	16	—	(16)	—
Amortization of RRP shares	—	—	—	—	—	—	883	883
Grant of restricted shares	—	87	—	—	—	—	(87)	—
Restricted shares issued from Treasury	—	(19)	—	—	—	19	—	—
Treasury stock acquired (25,000 shares, at cost)	—	—	—	—	—	(299)	—	(299)
Tax benefit related to employee stock benefit plans	—	22	—	—	—	—	—	22
Cash dividends paid—($0.46 per share)			(6,996)					(6,996)
Balance at June 30, 2008	$178	$190,943	$(4,441)	$(4,406)	$1,293	$(30,258)	$(3,212)	$150,097

	For the year ended June 30,
	2008	2007	2006
Net (loss) income	$(43,475)	$7,267	$6,667

Other comprehensive (loss) income, net of tax:
Net unrealized (losses) gains on securities available for sale during the period	(2,291)	1,051	(2,937)
Change in tax rate	(38)	—	—
Gain on termination of interest rate corridor	—	(523)	—
Reclassification adjustments for losses (gains) included in net income	1,103	(148)	597
Net unrealized (loss) gain on cash flow hedge	—	(243)	376
Comprehensive (loss) income	$(44,701)	$7,404	$4,703

See accompanying Notes to Consolidated Financial Statements

Willow Financial Bancorp, Inc.
Consolidated Statements of Cash Flows

	For the year ended June 30,
	2008	2007	2006
	(Dollars in thousands)
Net (loss) income	$(43,475)	$7,267	$6,667
Add (deduct) items not affecting cash flows from operating activities:
Depreciation	2,956	2,598	1,837
Amortization of premium and accretion of discount, net	291	180	347
Impairment of goodwill	40,000	—	—
Amortization of intangible assets	2,255	2,131	1,928
Provision for loan losses	3,173	653	3,380
Gain on sale of loans held for sale	(2,554)	(616)	(357)
Loss (gain) on sale of investment securities	(200)	(228)	919
Investment impairment	1,869	—	—
Gain on termination of interest rate corridor	—	(804)	—
Gain on sale of real estate	(21)	(380)	(17)
Origination of loans held for sale	(201,258)	(57,313)	(79,068)
Proceeds from the sale of loans held for sale	197,688	52,489	81,911
Increase in trading account securities	(106)	(274)	(820)
(Accretion) amortization of deferred loan fees, discounts and premiums	306	(843)	(1,056)
Decrease (increase) in accrued interest receivable	473	(7)	335
(Increase) decrease in value of bank owned life insurance	(480)	(447)	(369)
(Increase) decrease in other assets	(3,476)	(2,502)	6,908
(Decrease) increase in other liabilities	(5,008)	7,242	(13,391)
Stock based compensation	1,529	1,931	1,963
Excess tax benefits from stock-based compensation	(22)	(261)	(254)
(Decrease) increase in accrued interest payable	(595)	18	(271)
Net cash (used in) provided by operating activities	(6,655)	10,834	10,592
Cash flows from investing activities:
Capital expenditures	(2,009)	(5,080)	(3,948)
Proceeds from sale of office buildings	—	1,914	11,139
Net (increase) decrease in loans	(103,983)	26,419	(24,709)
Proceeds from maturities, sales, payments and calls of investment securities held to maturity	12,593	17,205	59,159
Purchase of securities available for sale	(73,307)	(62,737)	(23,027)
(Increase) decrease in FHLB stock	(4,409)	5,462	11,544
Proceeds from sales and calls of securities available for sale	76,830	72,768	80,132
Proceeds from sale of other real estate owned	302	2,572	388
Net cash used for acquisition	(2,779)	(4,433)	(22,936)
Net cash (used in) provided by investing activities	(96,762)	54,090	87,742
Cash flows from financing activities:
Net (decrease) increase in deposits	(89,852)	76,230	(50,795)
Increase in securities sold under agreements to repurchase	55,000	—	20,000
Proceeds from FHLB advances	655,288	107,400	215,700
Repayment of FHLB advances	(533,821)	(200,191)	(293,589)
Repayment of trust preferred securities	—	(10,000)	—
(Decrease) increase in advance payments from borrowers for taxes and insurance	(62)	(522)	1,429
Net proceeds from the issuance of trust preferred securities	—	—	25,000
Cash dividends on common stock	(6,996)	(6,920)	(6,718)
Common stock repurchased	(299)	(3,242)	(179)
Cash in lieu of fractional shares	—	(10)	—
Stock options exercised	42	1,392	1,275
Excess tax benefit from stock-based compensation	22	261	254
Net cash provided by (used in) financing activities	79,322	(35,602)	(87,623)
Net (decrease) increase in cash and cash equivalents	(24,095)	29,322	10,711
Cash and cash equivalents:
Beginning of year	60,277	30,955	20,244
End of year	$36,182	$60,277	$30,955
Supplemental disclosures
Cash payments during the year for:
Taxes	$51	$416	$2,628
Interest	43,598	41,044	32,476
Noncash items:
Net unrealized (loss) gain on investment securities available for sale, net of tax	(1,226)	1,051	(2,937)
Net unrealized (loss) gain on cash flow hedge, net of tax	—	(766)	376

See accompanying Notes to Consolidated Financial Statements

1.            Description of Business and Basis of Consolidated Financial Statement Presentation

On May 21, 2008, the Company and Harleysville National Corporation (“HNC”) announced that they had entered into an Agreement and Plan of Merger (“HNC Merger Agreement”), dated May 20, 2008, which sets forth the terms and conditions pursuant to which the Company will be merged with and into HNC (the “HNC Merger”). The HNC Merger Agreement provides, among other things, that as a result of the HNC Merger each outstanding share of common stock of the Company, par value $0.01 per share, will be converted into a right to receive 0.7300 share of common stock of HNC, par value $1.00 per share (“HNC Common Stock”), plus cash in lieu of any fractional share interest.

Consummation of the HNC Merger is subject to a number of customary conditions, including but not limited to (i) the approval of the HNC Merger Agreement by both the shareholders of the Company and HNC and (ii) the requisite regulatory approvals of the HNC Merger and the proposed merger of the Company’s banking subsidiary, the Bank, with and into HNC’s banking subsidiary Harleysville National Bank, following consummation of the HNC Merger. The HNC Merger is intended to qualify as reorganization for federal income tax purposes, such that the shares of the Company exchanged for shares of HNC Common Stock will be issued to the Company’s shareholders on a tax-free basis.

The HNC Merger Agreement contains certain termination rights for each of the Company and HNC and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay to HNC a termination fee of $7.0 million.

Effective on September 21, 2006, Willow Grove Bancorp Inc. and Willow Grove Bank changed their names to Willow Financial Bancorp, Inc. and Willow Financial Bank, respectively. As contained herein, references to the Company include both Willow Financial Bancorp, Inc. and Willow Grove Bancorp, Inc. and references to the Bank include both Willow Financial Bank and Willow Grove Bank. Coincident with the name change, the Company’s trading symbol on the NASDAQ Select Global Market was changed from “WGBC” to “WFBC.”

Willow Financial Bancorp,  Inc. (the “Company”), is a Pennsylvania corporation and parent holding company for Willow Financial Bank (the “Bank”). The Bank, which was originally organized in 1909, is a federally chartered savings bank and wholly owned subsidiary of the Company. The Bank’s business consists primarily of making commercial business and consumer loans as well as real estate loans, both commercial and residential, funded primarily by retail and business deposits along with borrowings obtained from the Federal Home Loan Bank (“FHLB”) of Pittsburgh.

After the close of business on August 31, 2005, the Company completed its acquisition of Chester Valley Bancorp Inc. (“Chester Valley”), a registered bank holding company headquartered in Downingtown, Pennsylvania, with over $654 million in assets. Chester Valley had two wholly owned subsidiaries, First Financial Bank (“FFB”), a Pennsylvania chartered commercial bank  with 13 full-service banking offices, and Willow Investment Services (“WIS”), formerly Philadelphia Corporation for Investment Services (“PCIS”), a registered investment advisor and broker dealer. Pursuant to the Agreement and Plan of Merger, dated as of January 20, 2005 (the “Merger Agreement”), Chester Valley was merged with and into the Company, with the Company as the surviving corporation (the “Merger”), and Chester Valley was merged with and into the Bank with the Bank as the surviving bank (the “Bank Merger”). As a result of the Merger, each outstanding share of Chester Valley common stock, par value $1.00 per share (the “Chester Valley Common Stock”), was converted into the right to receive, at the election of the shareholder, either $27.90 in cash or 1.4823 shares of the Company common stock, par value $0.01 per share (the “Company Common Stock”), subject to the allocation and pro ration provisions set forth in the Merger Agreement. The acquisition resulted in the Company’s issuance of an aggregate of 4,977,256 shares of Company Common Stock and $51.0 million in cash. The total merger consideration paid for the Chester Valley Common Stock was $145.3 million. This included capitalized acquisition costs and the value of Chester Valley vested stock options converted to options of the Company at the average stock price of the Company on the four days surrounding the announcement of the acquisition. The Company used general corporate funds to pay the aggregate cash consideration of approximately $51.0 million for the shares of Chester Valley Common Stock acquired in the Merger for cash, as well as the approximate $3.2 million in acquisition costs.

The Merger has been accounted for using the purchase method of accounting, which requires that our financial statements include activity of Chester Valley only subsequent to the acquisition date of August 31, 2005. Accordingly, our consolidated financial statements and the information herein include the combined results of the former Chester Valley and its former subsidiaries, Chester Valley and WIS, since September 1, 2005.

Effective February 28, 2006, the Bank completed the sale of all outstanding shares of capital stock of PCIS to Uvest BD-A, Inc. (“Uvest”), a North Carolina Corporation and registered broker-dealer for consideration of $100 but providing that such shares may be repurchased for $100 at any time after the closing date of the stock sale. Concurrently with the execution of the sale of PCIS, the parties entered into a related Sub-Clearing and Brokerage Services Agreement, which provides that an affiliate of Uvest will provide securities clearing and certain supervisory and compliance services for the Bank, and a Financial Services Agreement between

PCIS and the Bank which provides that the Bank will be entitled to 90% of the revenue generated by the securities brokerage activities conducted at the PCIS office and will bear substantially all operational and overhead expenses. Since March 2007, PCIS has been doing business as “Willow Investment Services” (“WIS”). Upon consummation of the sale of PCIS stock to Uvest, WIS is no longer a subsidiary of the Company. However, under the provisions of Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities”, the results of WIS continue to be consolidated in the Company’s financial statements. The affiliation agreement with Uvest has the primary effect of relieving WIS of direct responsibility for securities clearing and certain back-office and oversight obligations.

On March 30, 2007, the Company completed its acquisition of BeneServ, Inc. (“BeneServ”) for a purchase price of up to $5.5 million. The purchase price includes a payment of $4.2 million at closing plus an additional amount up to $1.3 million in payments through the three-year anniversary date of the acquisition, subject to the achievement of certain performance thresholds. As of June 30, 2008, approximately $400 thousand of additional payments were earned and paid based on BeneServ achieving the established performance thresholds. Approximately $143 thousand of the additional payments were accrued and are included in other liabilities on the consolidated statement of financial condition. BeneServ is an insurance agency serving the corporate employee benefit market segment. BeneServ and the Company share a target market in small businesses located in Chester, Montgomery, Bucks, Delaware, and Philadelphia counties, Pennsylvania, thereby providing a number of cross selling opportunities for both companies. The Company has recorded goodwill and other intangibles of $4.5 million as a result of this acquisition.

On December 21, 2007, the Bank completed its acquisition of Carnegie Wealth Management (“Carnegie”) for a purchase price of up to $4.8 million in cash plus approximately $1.1 million in the Company’s common stock. The purchase price includes a payment of $2.3 million at closing plus an amount up to an additional $2.5 million in payments through the three-year anniversary date of the acquisition, subject to the achievement of certain performance thresholds. Carnegie is a $200 million wealth management firm that provides professional investment consulting services to retirement plan administrators, foundations, corporations and high net worth investors. The Company recorded goodwill and other intangibles of $3.2 million as a result of this acquisition based on the preliminary purchase price allocation.

References to Company include its three business segments, the Bank, WIS, and BeneServ, unless the context of the reference indicates otherwise. See Note 22 to the Consolidated Financial Statements included herein. For periods after December 21, 2007, the WIS segment includes the operations of Carnegie.

Net gains or losses resulting from the termination of derivative instruments are recorded on the statement of operations as a component of non-interest income.

The consolidated financial statements include the balances of the Company and its wholly owned subsidiaries and business segments. All material intercompany balances and transactions have been eliminated in consolidation. The Company follows accounting and reporting practices, which are in accordance with U.S. GAAP.

In preparing the consolidated financial statements, the Company is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and statement of operations for the period. Actual reports could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term include the determination of the allowance for loan losses, income taxes, investment impairment, and intangible asset impairment.

The Company follows the provisions of SFAS No. 142, “Goodwill and Other Intangibles,” and performs an annual impairment test of goodwill. However, when circumstances indicate that an event has occurred during an interim period, the Company will perform an impairment test at that time. The Company has determined that such an event occurred during the quarter ended December 31, 2007. Based upon an interim impairment test, the Company recorded a goodwill impairment charge of $40.0 million in the consolidated statement of operations for the three-month period ended December 31, 2007. The impairment charge had no impact on the Company’s or the Bank’s tangible capital nor did it impact the Company’s tangible book value per share. Additionally, this impairment charge did not result from a deterioration in the Company’s core deposit intangible. See Note 9 for additional information on the goodwill impairment.

2.           Risks and Uncertainties

In the normal course of its business, the Company encounters two significant types of risk: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or re-price at different speeds, or on a different basis, from its interest-earning assets. The Company’s primary credit risk is the risk of default on the Company’s loan portfolio that results from the borrower’s inability to make contractually required payments. The Company’s lending activities are concentrated in Pennsylvania. The largest concentration of the Company’s loan portfolio is located in southeastern Pennsylvania. The ability of the Company’s borrowers to repay amounts owed is dependent on several factors, including the economic conditions in the borrower’s geographic region and the borrower’s financial condition. Market risk reflects changes in the value of collateral underlying loans, the valuation of real estate held by the Company, the valuation of loans held for sale, securities available-for-sale (“AFS”) and mortgage servicing assets. The Company is subject to certain Federal banking laws and regulations as further described herein and in Note 19. Compliance with regulations causes the Company to incur significant costs. In addition, the possibility of future changes to such regulations presents the risk that future additional costs will be incurred that may impact the Company.

3.	Acquisition of Chester Valley Bancorp

The above noted Chester Valley acquisition cost was approximately $145.3 million, comprised of $88.5 million related to 4,977,256 shares of common stock issued by the Company, $54.2 million in cash, consisting of $51.0 million paid to shareholders of Chester Valley and $3.2 million in capitalized acquisition costs along with $2.6 million related to the conversion of former stock options of Chester Valley to options of the Company. As a result of the Merger, the Company recorded an approximate $108.6 million intangible asset, including a $14.9 million core deposit intangible asset with the remainder recorded as goodwill. The Company’s statement of operations for the twelve months ended June 30, 2006 includes the results of operations of the former Chester Valley Bancorp and subsidiaries only for the period beginning on September 1, 2005. The fair values used in computing the purchase accounting adjustments were finalized at June 30, 2006.

The following table summarizes the purchase accounting adjustments resulting from the Merger:

Chester Valley Acquisition Summary
(Dollars in Thousands)

Total acquisition price	$145,334
Book value of Chester Valley	48,391
Adjustments to record assets and liabilities at fair value:
Loan discount	(1,181)
FHLB advance discount	(1,747)
Certificate of deposit premium	(1,036)
Trust preferred premium	(277)
Write-off existing intangibles	(3,193)
Other liabilities	(3,505)
Market value adjustment on premises and equipment	(738)
Core deposit intangible	14,883
Resulting goodwill	93,737

The following table summarizes the pro forma operating results of the Company had the acquisition of Chester Valley occurred on July 1, 2005.

Willow Financial Bancorp, Inc.
Pro-forma Operating Results with Chester Valley Acquisition
For year ended June 30, 2006
(Dollars in thousands, except per share amounts)

Total interest income	$87,506
Total interest expense	34,390
Provision for loan losses	3,824
Other income	8,620
Other expense	53,955
Income before tax	3,957
Income tax	1,000
Net income	2,957
Non-recurring items(a)	5,492
Adjusted net income(b)	$8,449
Earnings per Share:
Basic	$0.21
Diluted	$0.20

(a)	Reflects gross losses on securities sales ($1.8 million), professional fees ($1.8 million) and stock option compensation payments to holders of certain Chester Valley options ($4.7 million).

(b)	Adjusted for non-recurring items at an effective tax rate of 34%.

The Company has deemed the acquisitions of BeneServ and Carnegie to be immaterial to the consolidated financial statements.

4.	Summary of Significant Accounting Policies

Use of Estimates

In preparing the consolidated financial statements, the Company is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and statement of operations for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term include the determination of the allowance for loan losses, securities valuation, income taxes and intangible asset impairment. Management believes that the allowance for loan losses, the balances in income tax accounts and the determination of the intangible asset and investment impairment are adequate.

Various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses and valuations of real estate owned. Such agencies may require the Bank to recognize additions to the allowance or adjustments to the valuations based on their judgments about information available to them at the time of their examination.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and interest-bearing deposits with original maturities of three months or less.

Investment Securities

The Company divides its securities portfolio into three segments: (a) Held-to-maturity (“HTM”), (b) AFS and (c) trading. Securities in the HTM category are carried at cost, adjusted for amortization of premiums and accretion of discounts, using the level yield method, based on the Company’s intent and ability to hold the securities until maturity. Marketable securities included in the AFS category are carried at fair value, with unrealized gains or losses that are temporary in nature, net of taxes, reflected as an adjustment to equity. Trading securities consist of mutual funds related to the Company’s deferred compensation plan for certain executive level employees. Changes in the fair value of trading securities are recorded through earnings. There is a corresponding liability in other liabilities on the consolidated statements of financial condition. Securities HTM and AFS are evaluated periodically to determine whether a decline in their fair value is other-than-temporary. Management utilizes criteria such as the magnitude and duration of the decline, in addition to the reasons underlying the decline, to determine whether the loss in value is other-than-temporary. The term “other-than-temporary” is not intended to indicate that the decline is permanent, but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support realizable value equal to or greater than carrying value of the investment. Once a decline in fair value is determined to be other than temporary, the fair value of the security is reduced and reflected in the consolidated statements of income.

The fair value of marketable securities is determined from publicly quoted market prices. FHLB of Pittsburgh stock, which is not readily marketable, is carried at cost, which approximates liquidation value. Premiums and discounts on securities are amortized/accreted using the level yield method. Trading account securities are carried at fair value, with unrealized gains and losses reflected in the consolidated statements of income.

At the time of purchase, the Company makes a determination of whether or not it will hold the securities to maturity, based upon an evaluation of the probability of future events. Those securities that the Company believes may not be held to maturity, due to interest rate risk, liquidity needs, or other asset/liability decisions, are classified as AFS. If securities are sold, a gain or loss is determined by the specific identification method and is reflected in the operating results in the period the sale occurs.

Loans Held for Sale

Real estate loans originated and intended for sale in the secondary market are carried at the lower of cost or market calculated on an aggregate basis, with any unrealized losses reflected in the consolidated statements of income. Loans transferred from loans held for sale to loans receivable are transferred at the lower of cost or market value at the date of transfer. Gains are recognized upon delivery to the purchaser of said loans.

Loans Receivable

Loans are recorded at cost, net of unearned discounts, deferred fees, and allowances. Discounts or premiums on purchased loans are amortized using the level yield method over the remaining contractual life of each loan, adjusted for actual prepayments. Loan origination fees and certain direct origination costs are deferred and amortized over the contractual life of the related loans using the level yield method.

Interest receivable on loans is accrued to income as earned. Non-accrual loans are loans on which the accrual of interest has ceased because the collection of principal or interest payments is determined to be doubtful by management. It is the policy of the Company to discontinue the accrual of interest and reverse any accrued interest when principal or interest payments are delinquent more than 90 days (unless the loan principal and interest are determined by management to be fully secured and in the process of collection), or earlier if the financial condition of the borrower raises significant concern with regard to the ability of the borrower to service the debt in accordance with the terms of the loan. Interest income on such loans is not accrued until the financial condition and payment record of the borrower demonstrates the ability to service the debt. Subsequent cash receipts are applied either to the outstanding principal or recorded as interest income, depending on management’s assessment of ultimate collectibility of principal and interest.

Loans are considered past due after one payment has been missed. Loans are charged off when they reach “loss” status in accordance with the Bank’s asset classification policy. There are three classifications for problem assets: “substandard,” “doubtful,” and “loss.”  Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Doubtful assets have weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of current existing facts, conditions and values, questionable, and there is a high probability of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level that management believes is adequate to cover known and inherent losses in the loan portfolio that are both probable and reasonable to estimate at each reporting date. Management establishes the loan loss allowance in accordance with guidance provided by the Securities and Exchange Commission’s Staff Accounting Bulletin 102, “Selected Loan Loss Allowance Methodology and Documentation Issues.” The determination of the adequacy of the allowance is based upon an evaluation of the portfolio, loss experience, current economic conditions, volume, growth, composition of the portfolio, and other relevant factors. The Company uses historical loss factors for each loan type and, for loans that we consider higher risk for all but single-family mortgage loans and guaranteed consumer loans, qualitative factors are also considered. This component establishes a range for factors such as, but not limited to, delinquency trends, asset classification trends and current economic conditions. Management then assesses these conditions and establishes, to the best of its ability, the allowance for loan losses from within the range calculated, based upon the facts known at that time. The methodology does not imply that any portion of the allowance for loan loss is restricted, but the allowance for loan loss applies to the entire loan portfolio.

In addition to using loss rates, secured commercial non-accrual loans are reviewed for impairment as required under SFAS No. 114, “Accounting by Creditors for Impairment of a Loan.”..Those loans that have specific loss allocations are identified and included in the reserve allocation. Risk-rated loans that are not reviewed for impairment are segregated into homogeneous pools with loss allocation rates that reflect the severity of risk. Loss rates are adjusted by applying other factors to the calculations. These factors include adjustment for current economic trends, delinquency and risk trends, credit concentrations, credit administration, migration analysis, and other special allocations for unusual events or changes in products.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. The Company computes depreciation and amortization using the straight-line method over the estimated useful lives of the assets, which range from three to 40 years. Significant renovations and additions are capitalized. Leasehold improvements are depreciated over the shorter of the useful lives of the assets or the related lease term. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

Goodwill and Other Intangible Assets

Goodwill represents the excess cost over fair value of assets acquired over liabilities as a result of the Merger, and other previously disclosed acquisitions. Included in other intangibles are core deposit intangibles, a measure of the value of checking and savings deposits acquired in the Merger accounted for under the purchase method. The core deposit intangible is being amortized to expense over a twelve-year life using a method that approximates a level yield method. A customer intangible recorded as a result of the acquisitions of BeneServ and Carnegie are being amortized to expense over  ten-year lives. The Company follows the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” and performs impairment tests of the intangible assets at least annually and impairment losses are recognized if the carrying value of the intangible exceeds its fair value. As discussed in Note 9 of the Notes to the Consolidated Financial Statements, the Company recorded an impairment charge to goodwill for the quarter ended December 31, 2007 in the amount of $40.0 million.

Income Taxes

Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(Loss) / Earnings Per Share

(Loss) / Earnings per share (“EPS”) consists of two separate components, basic EPS and diluted EPS. Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for each period presented, which is computed in Note 6. Diluted EPS is calculated by dividing net income by the weighted average number of common shares outstanding plus dilutive common stock equivalents (“CSEs”). CSEs consist of dilutive stock options granted through the Company’s stock option plans and unvested common stock awards.

Recently Issued Accounting Pronouncements

FASB Staff Position FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-based Payment Transactions are Participating Securities

In June, 2008, the Financial Accounting Standards Board issued FASB Staff Position FSP No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-based Payment Transactions are Participating Securities.” FSP No. EITF 03-6-1 states that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of EPS pursuant to the two-class method. FSP No. EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008. All prior-period EPS data presented shall be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform to the provisions of this FSP. Early application is not permitted. The Company is evaluating the impact of FSP No. EITF 03-6-1.

FASB Statement No.  162, The Hierarchy of Generally Accepted Accounting Principles

In May, 2008, the Financial Accounting Standards Board issued Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” Statement No. 162 improves financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles for nongovernmental entities. Statement No. 162 is effective sixty days following the SEC’s approval of the Public Company Accounting Oversight Board auditing amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” The Company is evaluating the impact of Statement No. 162.

FASB Staff Position FSP No. FAS 142-3, Determination of the Useful Life of Intangible Assets

In April, 2008, the Financial Accounting Standards Board issued FASB Staff Position FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets.” FSP No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS No. 142, “Goodwill and Other Intangible Assets.” FSP No. FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is evaluating the impact of FSP No. FAS 142-3.

FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities

In March 2008, the Financial Accounting Standards Board issued Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities.” Statement No. 161 requires disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also requires disclosure of derivative features that are credit risk-related and cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. Statement No. 161 is effective for financial statements issued for fiscal years and interim periods after November 15, 2008, with early application encouraged. The Company is evaluating the impact of Statement No. 161 on its consolidated financial statements.

FASB Statement No. 141(R), Business Combinations

In December 2007, the Financial Accounting Standards Board issued Statement No. 141(R), “Business Combinations.” Statement No. 141(R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. Statement No. 141(R) is effective for fiscal years beginning after December 15, 2008. The Company is evaluating the impact of Statement No. 141(R) on its consolidated financial statements.

FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements

In December 2007, the Financial Accounting Standards Board issued Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements.” Statement No. 160 requires that a reporting entity provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. Statement No. 160 is effective for fiscal years beginning after December 15, 2008. The Company is evaluating the impact of Statement No. 160 on its consolidated financial statements.

FASB Statement No, 159, The Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 provides entities with the opportunity to reduce volatility in reported earnings caused by measuring related assets and liabilities differently. SFAS 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, “Fair Value Measurements.” The Company did not elect early adoption and is currently assessing the implications of this Statement on its consolidated financial statements.

FASB Statement No, 157, Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 establishes a framework for measuring fair value in accordance with U.S. generally accepted accounting principles, and enhances disclosures about fair value measurements. SFAS 157 applies when other accounting pronouncements require fair value measurements; it does not require new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those years. The Company is currently assessing the implications of this Statement on its consolidated financial statements.

In February 2008, the Financial Accounting Standards Board issued FASB Staff Position No. 157-2, “Effective Date of FASB Statement No. 157.” FSP No. 157-2 delays the effective date of FASB Statement No. 157, “Fair Value Measurements,” for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years for items within the scope of this FSP. This FSP was effective upon issuance. The Company is currently assessing the implications of this Statement on its consolidated financial statements.

5.	Stock Compensation Plans

The stockholders of the Company approved a stock option plan in fiscal 2000 (the “1999 Plan”) for officers, directors and certain employees of the Company and its subsidiaries. Pursuant to the terms of the 1999 Plan, the number of common shares reserved for issuance was a total of 536,509, of which 53,963 options were unawarded at June 30, 2008. Included in this amount are 419 shares forfeited during the year ended June 30, 2008. Additionally, the stockholders of the Company approved a stock option plan in fiscal 2003 (the “2002 Plan”) for officers, directors and certain employees of the Company and its subsidiaries. Pursuant to the terms of the 2002 Plan, the number of common shares reserved for issuance was 673,483 of which 224,913 were available for future grants at June 30, 2008. Included in this amount are 37,018 shares forfeited during the year ended June 30, 2008. Generally, options were granted with an exercise price equal to fair market value at the date of grant and expire in 10 years from the date of grant. Generally, stock options granted vest over a five-year period commencing on the first anniversary of the date of grant. In addition, as part of the Merger, options previously granted under plans of Chester Valley were converted into options to acquire 383,945 shares of Company common stock. Unrecognized compensation cost on unvested option awards and weighted average period to be recognized are $145 thousand and 3.6 years, respectively at June 30, 2008. Compensation expense related to option awards was $134 thousand, $208 thousand, and $306 thousand for the years ended June 30, 2008, 2007 and 2006, respectively.

The following table provides information about options outstanding for the year ended June 30, 2008:

	Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value
Options outstanding, beginning of period	902,493	$10.39	$3.68
Granted	—	—	—
Forfeited	37,437	13.34	3.73
Exercised	6,055	7.05	5.42
Options outstanding, end of period	859,001	$10.28	$3.65
Options exercisable end of period	800,185	10.04	3.72

The Company expects approximately 1,719 of unvested options to be forfeited.

Proceeds, related tax benefits realized from options exercised and intrinsic value of options exercised were as follows:

	Year ended June 30,
	2008	2007	2006
Proceeds of options exercised	$42,694	$1,390,643	$1,275,040

Related tax benefit recognized	8,628	234,024	198,851

Intrinsic value of options exercised	19,159	687,451	1,134,995

The following table provides information about options outstanding and exercisable options at June 30, 2008:

	Options Outstanding	Exercisable Options
Number	859,001	800,185
Weighted average exercise price	$10.28	$10.04
Aggregate intrinsic value	$478,565	$478,565
Weighted average contractual term in years	4.0	1.4

The weighted average remaining contractual life for options outstanding and weighted average exercise price per share for exercisable options at June 30, 2008 were as follows:

	Options Outstanding			Exercisable Options
Exercise Price	Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (in Years)	Shares	Weighted Average Exercise Price Per Share
$3.50- $5.00	104,817	$3.79	1.3	104,817	$3.79
$7.50- $9.50	214,351	8.29	3.2	214,351	8.29
$9.51- $14.00	501,580	12.15	4.7	452,361	12.04
$14.01- $16.50	38,253	14.78	6.3	28,656	14.51
Total	859,001	$10.28	4.0	800,185	$10.04

The Company did not grant any stock options during the year ended June 30, 2008.  During the years ended June 30, 2007 and 2006, the Company granted 70,025 and 22,096 stock options respectively. The weighted average grant date fair value of options granted was $2.61 for the year ended June 30, 2007. The fair value for stock options granted is determined at the date of grant using a Black-Scholes options-pricing model. The fair value of option awards under the Option Plans is estimated on the date of grant using the Black-Scholes valuation methodology, which is dependent upon certain assumptions, as summarized in the following table:

	Year Ended June 30
Assumption	2008	2007
Expected average risk-free interest rate	n/a	4.63%
Expected average life (in years)	n/a	5.50
Expected volatility	n/a	25.03%
Expected dividend yield	n/a	3.72%

The expected average risk-free rate is based on the U.S. Treasury yield curve on the day of grant. The expected average life represents the weighted average period of time that options granted are expected to be outstanding giving consideration to vesting schedules and historical option exercise experience. Expected volatility is based on historical volatilities of the Company’s common stock. The expected dividend yield is based on historical information.

The fair value of options vested was $313,111 and $241,918 for the years ended June 30, 2008 and 2007, respectively.

RRP

Pursuant to the 1999 Recognition and Retention Plan and Trust Agreement (the “1999 RRP”), the Company acquired 214,603 shares at a cost of $929 thousand. Pursuant to the terms of the agreement, all 214,603 shares have been awarded to directors and management from the 1999 RRP Trust. As of June 30, 2008, 207,503 granted shares were vested pursuant to the terms of the 1999 Plan. In fiscal 2003, the Company adopted the 2002 Recognition and Retention Plan and Trust Agreement (the “2002 RRP”), and acquired 269,393 shares at a cost of $3.2 million. Pursuant to the terms of the 2002 RRP, 227,711 shares have been awarded to directors and management; however 20,160 shares have been forfeited. As of June 30, 2008, 207,551 granted shares were vested pursuant to the terms of the 2002 RRP. At the November 9, 2005 Annual Meeting, shareholders approved the 2005 Recognition and Retention Plan and Trust Agreement (the “2005 RRP”). Under the 2005 RRP, the Trust can purchase 367,500 shares of common stock for future awards of restricted stock to certain officers and directors of the Company.  Coincident with the approval of the 2005 RRP, the Company terminated its Directors Retirement Plan and the Directors Incentive Compensation Plan, at which time the directors became fully vested in their accrued benefit under the Directors Retirement Plan. As of June 30, 2008, 192,382 shares were granted under the 2005 RRP; however, 23,285 shares were forfeited.

Compensation expense related to the RRP shares was $883 thousand, $833 thousand and $701 thousand for the years ended June 30, 2008, 2007 and 2006, respectively. Unrecognized compensation cost on unvested RRP shares and weighted average period to be recognized are $908 thousand and 1.5 years, respectively.

Activity in issued but unvested RRP shares under the three plans during the year ended June 30, 2008 was as follows:
RRP Shares	RRP Shares	Weighted Average Grant Date Fair Value
Unvested awards beginning of period	166,520	$13.85
Granted	16,871	8.39
Vested	(83,424)	13.58
Forfeited	(11,118)	14.08
Unvested awards period end	88,849	$13.08
The aggregate intrinsic value of unvested RRP awards under the three plans at June 30, 2008 was $4 thousand.

6.	(Loss) / Earnings Per Share

For the years ended June 30, 2008, 2007 and 2006 (loss) /earnings per share, basic and diluted, were ($2.88) and ($2.88),  $0.48 and $0.47, and $0.47 and, $0.46, respectively.

The following is a reconciliation of the numerators and denominators of the basic and diluted (loss) / earnings per share calculations.
	Year Ended June 30,
	2008		2007		2006
	Basic	Diluted	Basic	Diluted	Basic	Diluted
	(Dollars in thousands, except share data)
Net (loss) / income	$(43,475)	$(43,475)	$7,267	$7,267	$6,667	$6,667
Dividends on unvested stock awards	(34)	(34)	(56)	(56)	(76)	(76)
Income available to common stock holders	$(43,509)	$(43,509)	$7,211	$7,211	$6,591	$6,591
Weighted average shares outstanding	15,126,078	15,126,078	15,117,871	15,117,871	13,934,631	13,934,631
Effect of dilutive securities:
Common stock equivalents	—	—	—	226,283	—	338,155
Unvested stock awards	—	—	—	6,705	—	18,915
Adjusted weighted average shares used in earnings per share calculation	15,126,078	15,126,078	15,117,871	15,350,859	13,934,631	14,291,701
(Loss) / Earnings per share	$(2.88)	$(2.88)	$0.48	$0.47	$0.47	$0.46
The Company had 625,871 anti-dilutive shares at June 30, 2008.

7.           Investment Securities

HTM and AFS investment securities at June 30, 2008 and 2007 consisted of the following:
	June 30, 2008
	Amortized cost	Unrealized gains	Unrealized losses	Estimated fair value
	(Dollars in thousands)
Investment securities held to maturity:
Mortgage-backed securities:
FNMA	$13,507	$130	$(144)	$13,493
FHLMC	9,525	—	(155)	9,370
CMOs	52,749	—	(1,998)	50,751
Total investment securities held to maturity	75,781	130	(2,297)	73,614
Investment securities available for sale:
US government agency securities	24,330	55	(335)	24,050
Municipal bonds	27,129	86	(1,477)	25,738
Mortgage-backed securities:
FNMA	63,011	101	(1,451)	61,661
GNMA	1,983	—	(63)	1,920
FHLMC	27,867	63	(421)	27,509
CMOs	12,802	1	(947)	11,856
Corporate debt securities	20,586	34	(2,260)	18,360
Equity securities	10,227	23	(82)	10,168
Total investment securities available for sale	187,935	363	(7,036)	181,262
Total investment securities	$263,716	$493	$(9,333)	$254,876

	June 30, 2007
	Amortized cost	Unrealized gains	Unrealized losses	Estimated fair value
	(Dollars in thousands)
Investment securities held to maturity:
Mortgage-backed securities:
FNMA	$16,253	$4	$(414)	$15,843
FHLMC	11,839	—	(455)	11,384
CMOs	60,271	—	(1,010)	59,261
Total investment securities held to maturity	88,363	4	(1,879)	86,488
Investment securities available for sale:
US government agency securities	35,285	—	(1,077)	34,208
Municipal bonds	30,585	55	(635)	30,005
Mortgage-backed securities:
FNMA	38,007	5	(1,050)	36,962
FHLMC	35,833	2	(1,028)	34,807
CMOs	22,080	20	(331)	21,769
Corporate debt securities	19,978	73	(625)	19,426
Equity securities	11,464	69	(371)	11,162
Total investment securities available for sale	193,232	224	(5,117)	188,339
Total investment securities	$281,595	$228	$(6,996)	$274,827

Proceeds from the sales of investment securities AFS for the years ended June 30, 2008, 2007 and 2006 were $76.8 million, $47.8 million, and $103.3 million, respectively. Gross gains of $198 thousand, $279 thousand and $533 thousand were realized in fiscal 2008, 2007, and 2006, respectively. There were gross losses of $0, $51 thousand and $1.5 million for fiscal 2008, 2007 and 2006, respectively. Additionally, there were no recognized losses in fiscal 2007 and 2006 resulting from other-than-temporary declines in values of certain equity securities; however, in fiscal 2008, the Company recorded an impairment charge of approximately $1.9 million related to the holding of certain debt securities, mutual funds, and common stock on two Pennsylvania financial institutions and another financial services related equity security.

At June 30, 2008, investment securities with a total carrying value of $85.7 million are held as collateral for the Company’s reverse repurchase arrangements. Accrued interest receivable on investment securities amounted to $1.7 million and $1.5 million at June 30, 2008 and 2007, respectively.

The amortized cost and estimated fair value of investment securities HTM and AFS at June 30, 2008, by contractual maturity, are shown below.

	1 year or less	After 1 year but less than 5 years	After 5 years but less than 10 years	After 10 years or with no stated maturity	Total
	(Dollars in thousands)
US government agency securities	$—	$7,424	$1,973	$14,653	$24,050
Mortgage-backed securities and CMOs	1,291	4,497	25,750	145,022	176,560
Municipal bonds	343	1,171	1,709	22,515	25,738
Corporate bonds	—	—	1,208	17,152	18,360
Equity securities	—	—	—	10,168	10,168
Total investment securities at fair value	$1,634	$13,092	$30,640	$209,510	$254,876

Total investment securities at amortized cost	$1,633	$13,108	$31,309	$217,666	$263,716

The Company must maintain ownership of specified amounts of stock as a member of the FHLB. The Company’s ownership of FHLB stock was $15.8 million and $11.4 million as of June 30, 2008 and 2007, respectively.

For mortgage-backed securities, expected maturities will differ from contractual maturities because borrowers may have the right to prepay the obligation. Of the Company’s $24.1 million of U.S. Government agency securities at June 30, 2008, none are callable within one year.

As described in Note 12, certain investment securities AFS are maintained to collateralize advances from the FHLB. Provided below is a summary of investment securities classified as HTM and AFS, which were in an unrealized loss position at June 30, 2008 and 2007. Approximately $2.2 million, or 23.8%, of the unrealized loss at June 30, 2008 was comprised of securities in a continuous loss position for twelve months or more, which included certain equity securities. Approximately $3.4 million, or 66.0%, of the unrealized loss at June 30, 2007 was comprised of securities in a continuous loss position for twelve months or more, which included certain equity securities.

	June 30, 2008
	Under One Year		One Year or More
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
	(Dollars in thousands)
Investment securities held to maturity:
Mortgage-backed securities:
FNMA	$6,777	$(144)	$—	$—
FHLMC	9,370	(155)	—	—
CMOs	34,988	(887)	15,763	(1,111)
Total investment securities held to maturity	51,135	(1,186)	15,763	(1,111)
Investment securities available for sale:
US government agency securities	12,722	(192)	4,351	(143)
Mortgage-backed securities:
FNMA	47,466	(1,353)	6,728	(98)
GNMA	1,920	(63)	—	—
FHLMC	19,996	(400)	1,527	(21)
CMOs	10,100	(834)	1,390	(113)
Corporate debt securities	7,055	(1,456)	7,148	(804)
Municipal bonds	16,914	(1,477)	—	—
Equity securities	1,941	(82)	—	—
Total investment securities available for sale	118,114	(5,857)	21,144	(1,179)
Total investment securities	$169,249	$(7,043)	$36,907	$(2,290)

	June 30, 2007
	Under One Year		One Year or More
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
	(Dollars in thousands)
Investment securities held to maturity:
Mortgage-backed securities:
FNMA	$—	$—	$15,007	$(414)
FHLMC	—	—	11,384	(455)
CMOs	—	—	59,261	(1,010)
Total investment securities held to maturity	—	—	85,652	(1,879)
Investment securities available for sale:
US government agency securities	18,625	(777)	15,583	(300)
Mortgage-backed securities:
FNMA	1,077	(8)	35,105	(1,042)
FHLMC	—	—	34,053	(1,027)
CMOs	7,727	(83)	11,731	(249)
Corporate debt securities	8,257	(238)	3,036	(386)
Municipal bonds	15,795	(636)	—	—
Equity securities	—	—	10,511	(371)
Total investment securities available for sale	51,481	(1,742)	110,019	(3,375)
Total investment securities	$51,481	$(1,742)	$195,671	$(5,254)

Securities are evaluated periodically to determine whether a decline in their fair value is other-than-temporary. Management utilizes criteria such as the magnitude and duration of the decline, in addition to the reasons underlying the decline, to determine whether the loss in value is other-than-temporary. The term “other-than-temporary” is not included to indicate that the decline is permanent, but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support realizable value equal to or greater than carrying value of the investment. Once a decline in fair value is determined to be other than temporary, the fair value of the security is reduced through a charge to earnings in the statement of operations. Based upon an evaluation performed as of June 30, 2008, the Company recorded impairment charges of approximately $1.9 million for the year ended June 30, 2008 related to the holding of certain debt securities, mutual funds, and common stock on two Pennsylvania financial institutions and another financial services related equity security.

For the remaining unrealized loss not considered other-than-temporarily impaired, the Company has both the ability and intent to hold fixed income securities until such time as the value recovers or the security matures and for the equity securities management believes that, other than the aforementioned impairment charge, the unrealized losses are temporary and overall not significant to the value of equity securities and therefore believes that the above individual unrealized losses at June 30, 2008 are not other-than-temporary impairments.

8.	Loan Portfolio

Information about the Bank’s loans receivable is presented below as of and for the periods indicated:

	June 30, 2008	June 30, 2007
	(Dollars in thousands)
Real estate loans:
Single-family residential	$240,659	$273,247
Commercial real estate and multi-family residential	338,037	316,099
Construction	90,848	93,180
Home equity	335,420	272,295
Total real estate loans	1,004,964	954,821
Consumer loans	3,598	3,917
Commercial business loans	142,258	88,274
Total loans receivable	1,150,820	1,047,012
Allowance for loan losses	(14,793)	(12,210)
Deferred net loan origination fees and other discounts	812	491
Loans receivable, net	$1,136,839	$1,035,293

Included in loans receivable are loans on non-accrual status in the amounts of $10.9 million, $3.9 million and $15.5 million at June 30, 2008, 2007 and 2006, respectively. Interest income that would have been recognized on such non-accrual loans during the years ended June 30, 2008, 2007 and 2006, had they been current in accordance with their original terms, was $765 thousand, $224 thousand, and $1.4 million, respectively. There were no loans that were 90 days or more delinquent for which the Company continued to accrue interest at June 30, 2008.

As of June 30, 2008, 2007 and 2006, the Company had impaired loans with a total recorded investment of $829 thousand, $1.4 million, and $12.8 million, respectively. Average impaired loans were $1.0 million, $7.0 million and $5.0 million for the years ended June 30, 2008, 2007 and 2006, respectively. Cash of $242 thousand, $116 thousand and $281 thousand was collected on these impaired loans during the years ended June 30, 2008, 2007 and 2006, respectively. Interest income of $19 thousand, $0 and $196 thousand was recognized on such loans during the years ended June 30, 2008, 2007 and 2006, respectively. As of June 30, 2008, 2007 and 2006, there were no recorded investments in impaired loans for which there was a related specific allowance for credit losses.

The following is a summary of the activity in the allowance for loan losses for the years ended June 30, 2008, 2007 and 2006:

	For the year ended June 30,
	2008	2007	2006
	(Dollars in thousands)
Balance at the beginning of the period	$12,210	$16,737	$6,113
Plus: Provisions for loan losses	3,173	653	3,380
Less charge-offs for:
Real estate loans	(82)	(76)	(24)
Consumer loans	(517)	(277)	(237)
Commercial real estate loans	—	(1,848)	—
Commercial business loans	(87)	(3,185)	(47)
Total charge-offs	(686)	(5,386)	(308)
Plus: Recoveries	96	206	615
Allowance acquired in the Merger	—	—	6,937
Balance at the end of the period	$14,793	$12,210	$16,737

9.           Goodwill and Other Intangible Assets

The Company recorded goodwill of $959 thousand during fiscal 2008 relating to the acquisition of Carnegie, $1.0 million during fiscal 2007 related to the acquisition of BeneServ and $93.7 million in 2006 that resulted from the Merger. The remaining goodwill balance, which approximates $836 thousand at June 30, 2008, relates to a branch acquisition in 1994. The net other intangible balance of $14.6 million at June 30, 2008 primarily resulted from the acquisition of Chester Valley Bancorp as well as the customer intangibles from the acquisition of BeneServ and Carnegie. The amortization expense of the other intangible assets for the fiscal year ended June 30, 2008 was $2.3 million.

The estimated aggregate amortization expense related to other intangible assets for each of the five succeeding calendar years is:

Year ending	(Dollars in thousands)
June 30, 2009	$2,285
June 30, 2010	2,108
June 30, 2011	1,930
June 30, 2012	1,752
June 30, 2013	1,574
$9,649

The Company follows the provisions of SFAS No. 142, “Goodwill and Other Intangibles,” and performs an annual impairment test of goodwill. However, when circumstances indicate that an event has occurred during an interim period, the Company will perform an impairment test at that time. The Company determined that such an event occurred during the quarter ended December 31, 2007.

During this period, conditions in the housing market continued to deteriorate resulting in a tightening of available credit in the marketplace. Additionally, several companies that specialized in sub-prime lending declared bankruptcy. These market conditions and related concerns surrounding credit caused valuations for thrifts and other financial institutions to decrease significantly during the quarter ended December 31, 2007. The market price of the Company’s stock declined from $12.43 on October 1, 2007 to $8.39 at December 31, 2007.

As a result of the above conditions, the Company completed an interim impairment test of goodwill. The review encompasses a two-step process. The first step requires the Company to identify the reporting units and compare the fair value of each reporting unit, which an earnings multiple approach and various transaction market approaches are used in the computation. Valuations were performed for each of the Company’s three reporting units. The Company’s completion of Step 1 indicated that impairment may exist in the Banking unit and therefore the Company completed the second step. In the second step, the implied fair value of goodwill is calculated as the excess of the fair value of the reporting unit over the fair values assigned to its assets and liabilities. As a result of this impairment test, the Company recorded an impairment charge of $40.0 million related to its Banking unit for the quarter ended December 31, 2007. The impairment charge had no impact on the Company’s or the Bank’s tangible capital nor did it impact the Company’s tangible book value per share. Additionally, this impairment charge did not result from deterioration in the Company’s core deposit intangible.  The Company performed an additional impairment evaluation at June 30, 2008 and concluded that no additional impairment had occurred from the date of the previous assessment.

10.           Property and Equipment

Property and equipment by major classification are summarized as follows:

		For the year ended June 30,
	Depreciable life	2008	2007
		(Dollars in thousands)
Land		$1,129	$1,129
Buildings	15 to 40 years	8,680	6,849
Furniture, fixtures and equipment	3 to 7 years	10,982	10,806
Total		20,791	18,784
Accumulated depreciation		(10,379)	(7,477)
Property and equipment, net		$10,412	$11,307

Depreciation expense for the years ended June 30, 2008, 2007 and 2006 amounted to $3.0 million, $2.6 million and $1.8 million, respectively.

In February 2006, the Bank completed a sale-leaseback of eight of its branch officers resulting in the receipt of approximately $11.1 million in cash and an excess over book value of approximately $722 thousand. The premium attributed to the former FFB branches of $194 thousand reduced goodwill while the balance of such premium of $528 thousand is deferred and amortized as a reduction of rent expense over the term of the leases.

11.	Deposits

Deposit balances consisted of the following at June 30, 2008, and 2007:

	June 30, 2008		June 30, 2007
	Amount	Percent of total	Amount	Percent of total
	(Dollars in thousands)
Savings accounts	$80,982	8.1%	$87,565	8.0%
Money market deposit accounts	408,990	40.8	403,487	36.9
Certificates less than $100,000	192,484	19.2	239,967	22.0
Certificates $100,000 and greater	57,048	5.7	94,705	8.7
Interest-bearing checking accounts	132,936	13.2	125,905	11.5
Non-interest bearing checking accounts	130,438	13.0	141,101	12.9
Total deposits	$1,002,878	100.0%	$1,092,730	100.0%

While certificates are frequently renewed at maturity rather than paid out, a summary of certificates by contractual maturity and rate at June 30, 2008 is as follows:

	Amounts maturing in
Interest rates:	Six months or less	Over six months through one year	Over one year through two years	Over two years through three years	Over three years
	(Dollars in thousands)
0.00% to 2.99%	$30,871	$26,666	$7,650	$1,401	$1,135
3.00% to 3.99%	10,311	25,536	7,898	866	931
4.00% to 4.99%	53,353	29,804	30,063	3,728	4,532
5.00% to 5.99%	8,454	1,888	2,945	141	712
6.00% and over	38	5	327	149	128
Total	$103,027	$83,899	$48,883	$6,285	$7,438

As of June 30, 2008, contractual maturities of certificates of deposit were:
Year ending	(Dollars in thousands)
June 30, 2009	$186,926
June 30, 2010	48,883
June 30, 2011	6,285
June 30, 2012	3,834
June 30, 2013	2,368
Thereafter	1,236
$249,532

Interest expense on deposits for the years ended June 30, 2008, 2007 and 2006 consisted of the following:

	For the year ended June 30,
	2008	2007	2006
	(Dollars in thousands)
Savings accounts	$14,419	$15,460	$6,808
Checking accounts	452	349	1,962
Certificates	13,349	12,889	9,706
Total interest expense	$28,220	$28,698	$18,476

12.	Federal Home Loan Bank Advances

Under terms of its collateral agreement with the FHLB, the Company maintains otherwise unencumbered qualifying assets (principally qualifying 1-4 family residential real estate loans and U.S. government agency, and mortgage-backed securities) in the amount of at least as much as its advances from the FHLB. The Company’s FHLB stock is also pledged to secure these advances.

At June 30, 2008, the Company’s FHLB advances have contractual maturities as follows:

	Amount outstanding	Weighted average rate
	(dollars in thousands)
Due by:
June 30, 2009	$24,696	4.0%
June 30, 2010	24,724	3.9
June 30, 2011	37,127	4.7
June 30, 2012	48,969	3.6
June 30, 2013	54,937	3.3
Thereafter	120,975	3.6
Total	$311,428	3.8%

At June 30, 2008, $242.5 million of the above advances were callable at the direction of the FHLB within certain parameters, of which $192.5 million could be called within one year. Included in the $192.5 million are $47.5 million in advances which could only be called if an index reaches a certain strike rate. At June 30, 2008, these advances were between approximately 2.13 % and 4.25% from the strike rate.

13.	Trust Preferred Securities and Other Borrowings

Effective with the acquisition of Chester Valley, the Company assumed the liability for $10.5 million of Junior Subordinated Debentures to the Chester Valley Statutory Trust, a Pennsylvania Business Trust, in which the Company owned all of the common equity as a result of the acquisition of Chester Valley. The Trust issued $10.0 million of Trust Preferred Securities to investors, which were secured by the Junior Subordinated Debentures and the guarantee of the Company. These Trust Preferred Securities were redeemed by the Company on March 26, 2007 in accordance with the Trust Agreement.

On March 31, 2006, the Company issued $25.8 million of Junior Subordinated Debentures to the Willow Grove Statutory Trust I, a Connecticut Statutory Trust, in which the Company owns all of the common equity. The Trust then issued $25.0 million of Trust Preferred Securities, which pay interest quarterly at three-month Libor plus 1.31% to investors, which are secured by the Junior Subordinated Debentures and the guarantee of the Company. The Junior Subordinated Debentures are treated as debt of the Company but qualify as Tier I capital of the Bank to the extent of the amount of the proceeds, which are invested in the Bank. The Trust Preferred Securities are callable by the Company on or after September 30, 2011. The Trust Preferred Securities must be redeemed by the Company upon their maturity in the year 2036.

The Bank utilizes outside borrowings to supplement its funding needs. At June 30, 2008, the Bank had $75.0 million outstanding in repurchase agreements with a weighted average interest rate of 4.01%. The underlying securities collateralizing these repurchase agreements had a market value of $85.7 million at June 30, 2008. In addition, the Company had $1.5 million in secured borrowings at June 30, 2008 related to certain commercial business loan relationships.

14.           Capital Stock

On July 24, 2007, the Company declared a cash dividend on its common stock of $0.115 per share, paid on August 24, 2007, to owners of record on August 10, 2007. On October 23, 2007, the Company declared a cash dividend on its common stock of $0.115 per share, paid on November 23, 2007, to owners of record on November 9, 2007. On February 11, 2008, the Company declared a cash dividend on its common stock of $0.115 per share, paid on February 29, 2008, to owners of record on February 22, 2008. On May 21, 2008, the Company declared a cash dividend on its common stock of $0.115 per share, paid on May 29, 2008, to shareholders of record on May 22, 2008.

15.            Income Taxes

Income tax expense (benefit) for the years ended June 30, 2008, 2007 and 2006 consisted of the following:

		Current	Deferred	Total
		(Dollars in thousands)
For the year ended June 30, 2008	Federal	$567	$(2,780)	$(2,213)
	State	85	—	85
	Total	$652	$(2,780)	$(2,128)
For the year ended June 30, 2007	Federal	$1,150	$1,718	$2,868
	State	18	—	18
	Total	$1,168	$1,718	$2,886
For the year ended June 30, 2006	Federal	$697	$2,289	$2,986
	State	24	—	24
	Total	$721	$2,289	$3,010

The expense (benefit) for income taxes differed from that computed at the statutory federal corporate rate for the years ended June 30, 2008, 2007 and 2006 as follows:

	For the year ended June 30,
	2008		2007		2006
	Amount	Percent of pretax loss	Amount	Percent of pretax income	Amount	Percent of pretax income
	(Dollars in thousands)
At statutory rate	$(15,505)	34.0%	$3,554	35.0%	$3,387	35.0%
State tax, net of federal tax benefit	56	(0.1)	12	0.1	15	0.2
Low income housing credits	(183)	0.4	(162)	(1.6)	(154)	(1.6)
Tax-exempt interest	(676)	1.5	(601)	(5.9)	(269)	(2.8)
Meals and entertainment	14	0.0	11	0.1	6	0.1
BOLI	(163)	0.4	(152)	(1.5)	(130)	(1.3)
Dividends on ESOP shares	(63)	0.1	(93)	(0.9)	(106)	(1.1)
ESOP compensation expense	91	(0.2)	138	1.4	174	1.8
Change in statutory federal tax rate	108	(0.3)	—	—	(93)	(1.0)
Goodwill impairment	13,600	(29.8)	—	—	—	—
HNC transaction costs	80	(0.2)	—	—	—	—
Valuation allowance	354	(0.8)	—	—	—	—
Other	159	(0.3)	179	1.7	180	1.8
Income tax (benefit) expense	$(2,128)	4.7%	$2,886	28.4%	$3,010	31.1%

Significant deferred tax assets and liabilities included in other assets and liabilities of the Company as of June 30, 2008 and 2007 are as follows:
	June 30,
	2008	2007
	(Dollars in thousands)
Deferred loan fees	$81	$84
Retirement plan reserves	473	488
Employee benefits	180	234
Uncollected interest	260	78
Book bad debt reserves	5,030	4,274
Unrealized loss on investment securities available for sale	2,270	1,712
Investment impairment	1,060	1,360
Investment in joint venture	190	236
Loan discounts	40	66
Sale/Leaseback	184	159
Purchase accounting fair value adjustments	77	88
Securities write-downs	313	—
Money market fee reserves	322	—
Net operating loss carryover	616	—
Charitable contribution carryover	67	—
Low income housing credit carryover	1,103	686
AMT credit carryover	876	691
Other, net	247	222
Gross deferred tax assets	13,389	10,378
Valuation allowance	(354)	—
Gross deferred tax assets, net of valuation allowance	13,035	10,378
Intangible asset amortization	(2,463)	(3,022)
Depreciation	(293)	(372)
Other	(56)	(99)
Gross deferred tax liabilities	(2,812)	(3,493)
Net tax deferred asset	$10,223	$6,885

The realizability of deferred tax assets is dependent upon a variety of factors, including the generation of future taxable income, the existence of taxes paid and recoverable, the reversal of deferred tax liabilities and tax planning strategies. Based upon these and other factors, management believes it is more likely than not that the Company will realize the benefits of these deferred tax assets.

At June 30, 2008, the Company had a gross operating loss carryforward for U.S. federal income tax purposes of $1.8 million that expires in 2028.  The Company believes that all of its federal net operating loss carryforward, tax credits and a majority of the deferred tax assets are more likely than not to be recovered. The remaining deferred tax assets are offset by a valuation allowance of $354 thousand and $0 at June 30, 2008 and 2007, respectively.  The valuation allowance for the year ended June 30, 2008 of $354 thousand relates entirely to unrealized capital losses that the Company believes are not more likely than not to be recovered.

At June 30, 2008, the Company had $1.1 million in low income housing tax credit carry-forwards. These carry-forwards expire after June 30, 2026 if not utilized. In addition, the Company has $876 thousand of alternative minimum tax credit carry-forwards that have an indefinite life.

The Small Business Job Protection Act of 1996 (the “1996 Act”) eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995. Prior to the 1996 Act, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income if the Bank failed to meet certain thrift asset and definitional tests. New federal legislation eliminated these thrift related recapture rules. However, under current law, pre-1988 reserves remain subject to recapture should the Bank make certain non-dividend distributions or ceases to maintain a bank charter.

At June 30, 2008, the Bank’s total federal pre-1988 tax bad debt reserve was approximately $8.9 million. The reserve reflects the cumulative effects of federal tax deductions for which no federal income tax provisions have been made.

Effective July 1, 2007, the Company adopted Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 provides guidance on financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. According to FIN 48, a tax position is recognized if it is more-likely-than-not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. If the tax position meets the more-likely-than-not recognition threshold, the position is measured to determine the amount of benefit to recognize and should be measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of June 30, 2008, the Company had no material unrecognized tax benefits, accrued interest or penalties.  Penalties are recorded in non-interest expense in the year they are assessed and are treated as a non-deductible expense for tax purposes. Interest is recorded in non-interest expense in the year it is assessed and is treated as a deductible expense for tax purposes. As of June 30, 2008, tax years 2005 through 2007 remain subject to Federal examination as well as examination by state taxing jurisdictions.

16	Benefit Plans

Employee Stock Ownership Plan / 401(k) Plan

The Bank’s benefit plans cover all eligible employees and permits them to make certain contributions to their 401(k) accounts in the plan on a pretax basis. Effective January 1, 2006, employees are permitted to contribute up to 25% of their salary to this plan. The Company matches every dollar contributed up to 4% of salary, plus 50% of the amount of an employee’s salary reductions in excess of 4% of salary, but not in excess of 6% of salary. The expense related to the 401(k) portion of this plan was $773 thousand, $628 thousand, and $255 thousand for the years ended June 30, 2008, 2007, and 2006, respectively.

On December 23, 1998, the Company adopted an Employee Stock Ownership Plan (“ESOP”). The ESOP borrowed $1.8 million from the Company and used the funds to purchase 429,207 shares (179,270 shares pre-exchange) of the Company’s common stock. The loan has an interest rate of 7.75% and has an amortization schedule of 15 years. In April 2002, an additional ESOP loan was made of $5.1 million to purchase an additional 538,787 shares of the Company’s common stock issued in its “second step” reorganization. This loan has an interest rate of 4.75% and an amortization schedule of 15 years. Shares purchased are held in a suspense account for allocation among the participants as the loans are repaid. Effective January 31, 2000, the Company merged the 401(k) Plan and ESOP. Contributions to the ESOP portion of the 401(k)/ESOP and shares released from the loan collateral will be in an amount proportional to repayment of the original ESOP loans. Shares are allocated to participants based on compensation as described in the 401(k)/ESOP Plan Documents, in the year of allocation. At June 30, 2008, there were 496,323 ESOP shares allocated to participants, representing a fair value of $4.0 million, in addition, there were 64,533 shares committed to be released. The

Company recorded compensation expense of $618 thousand, $890 thousand and $955 thousand for the ESOP for the years ended June 30, 2008, 2007 and 2006, respectively.

Supplemental Retirement Plans

Effective June 30, 1998, the Company adopted non-qualified supplemental retirement plans for the Company’s Board of Directors (the “Directors’ Plan”) and for the Company’s former president (the “President’s Plan”). The Directors’ Plan provided for fixed annual payments to qualified directors for a period of ten years from retirement. Benefits to be paid accrued at the rate of 20% per year on completion of six full years of service, with full benefit accrual at ten years of service. At the time these plans were adopted credit was given for past service. The President’s Plan provides for payments for a period of ten years beginning at retirement based on a percentage of annual compensation not to exceed an established cap. Full benefits become accrued at age 68 with partial vesting prior thereto. Both plans provide for full payments in the event of a change in control of the Company. The Directors’ Plan and President’s Plan are intended to be, and are, unfunded. The accrued liability of the Directors’ Plan and the President’s Plan were $784 thousand and $608 thousand, and $801 thousand and $648 thousand at June 30, 2008 and 2007, respectively. Effective in fiscal year 2008, the Company maintains a Supplemental Executive Retirement Plan for certain executives. The accrued liability of this plan was $307 thousand at June 30, 2008.

In November 2005, the Company terminated its Directors Retirement Plan and the Directors Incentive Compensation Plan, at which time the directors became fully vested in their accrued benefit as of October 31, 2005, under the Directors Retirement Plan. The Company’s former President has retired and is fully vested in the President’s Plan.

17.	Commitments and Contingencies

At June 30, 2008 and 2007, the Company was committed to fund loans as follows:

	June 30,
	2008	2007
	(Dollars in thousands)
Loans with fixed interest rates	$23,985	$21,316
Loans with variable interest rates	12,371	6,041
Total commitments to fund loans	$36,356	$27,357

Financial Instruments With Off-Balance Sheet Risk

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The Company’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. At June 30, 2008 and June 30, 2007, respectively, the Company was committed to the funding of first single family residential real estate loans of $31.8 million and $15.3 million, respectively, construction loans of $58.8 million and $48.7 million, respectively, commercial real estate loans of $4.0 million and $1.8 million, respectively, lines of credit of $172.7 million and $164.8 million, respectively, and standby letters of credit of $10.9 million and $16.8 million, respectively.

Guarantees

In the normal course of business, the Company sells loans in the secondary market. As is customary in such sales, the Company provides indemnification to the buyer under certain circumstances. This indemnification may include the obligation to repurchase loans by the Company, under certain circumstances. In most cases repurchases and losses are rare, and no provision is made for losses at the time of sale. When repurchases and losses are probable and reasonably estimable, a provision is made in the consolidated financial statements for such estimated losses.

On May 12, 2003, the Company entered into a sales and servicing master agreement with the FHLB of Pittsburgh. The agreement allows the Company to sell loans to the FHLB while retaining servicing and providing for a credit enhancement. Under the terms of the agreement, the Company receives a ten basis point annual fee in exchange for assuming the credit risk on losses in excess of its contractual obligation up to a maximum of $605 thousand. The Company has sold $16.6 million in loans under this agreement and had a maximum credit risk exposure of $461 thousand at June 30, 2008. The fair value of these guarantees was determined to be insignificant at June 30, 2008.

Concentration of Credit Risk

The Company offers residential and construction real estate loans as well as commercial and consumer loans. The Company’s lending activities are concentrated in Pennsylvania. The largest concentration of the Company’s loan portfolio is located in eastern Pennsylvania. The ability of the Company’s borrowers to repay amounts owed is dependent on several factors, including the economic conditions in the borrower’s geographic region and the borrower’s financial condition.

Legal Proceedings

As previously described in the company’s prospectus/joint proxy statement dated April 27, 2005 and included in its registration statement on Form S-4 (file No. 333-123622) filed in connection with the Merger, FFB previously received a subpoena from the Regional Municipal Securities Counsel in the Philadelphia Office of the Securities and Exchange Commission (the “SEC”). The subpoena arose out of a non-public SEC investigation titled “Hummelstown General Authority,” which Authority issued non-rated revenue bonds now in default, underwritten by the firm of a former director of Chester Valley and FFB. The SEC subpoena requested the production of certain documents concerning FFB’s involvement with non-rated municipal securities, including those issued to finance the Whitetail Golf Course by the Dauphin County General Authority and the Hummelstown General Authority, through the former director’s firm, and related matters. FFB previously produced documents to the SEC and certain officers of FFB provided testimony to the SEC in response to the SEC’s voluntary request for assistance in this matter. On August 3, 2006, the SEC filed a complaint in federal court against the former director, his wife, and the former director’s firm. The Bank is not named as a defendant in the complaint filed by the SEC.

FFB is a party to three civil actions relating to some of the revenue bonds, which are the subject of the SEC investigation described above. On August 30, 2005, a writ of summons was filed by the Boyertown Area School District (“Boyertown”) in the Court of Common Pleas, Montgomery County, Pennsylvania commencing a civil action against, inter alia, FFB. Boyertown Area School District v. First Financial Bank et. al. , No. 0521799. A complaint was filed on November 9, 2005, asserting the following claims against FFB: Breach of Trust Indenture and Fiduciary Duties (Count 1), Breach of Fiduciary Duties (Count 2), Civil Conspiracy (Count 3), and Concerted Action (Count 4). On September 19, 2005, Red Lion Area School District (“Red Lion”) filed a complaint in the Court of Common Pleas, York County, Pennsylvania, against inter alia , FFB. Red Lion Area School District v. Bradbury et. al. , No. 2005-SU1656Y01; No. 2005SU2544Y01. This case has been transferred to the Court of Common Pleas of Montgomery County, Pennsylvania, and an amended complaint was filed on October 18, 2006. The amended complaint asserts the following claims against FFB: Declaratory Judgment (Count 15), Breach of Trust Indenture (Count 16), Civil Conspiracy (Count 17), Civil Conspiracy—Alternative Legal Basis (Count 18), Breach of Common Law Duties as Trustee (Count 19), Tortious Action in Concert/Aiding and Abetting Fraud (Count 20), Breach of Trust Indenture (Count 21), Breach of Fiduciary Duties (Count 22), Vicarious Liability and Respondeat Superior (Count 23), Unjust Enrichment (Count 24), and Unjust Enrichment (Count 25). On March 16, 2006, Perkiomen Valley School District (“Perkiomen”) filed a complaint in the Court of Common Pleas, Montgomery County, Pennsylvania, against, inter alia , FFB Perkiomen Valley School District v. First Financial Bank et.al. , No. 0606533. The complaint asserts the following claims against FFB: Breach of Trust Indenture (Count 1), Breach of Fiduciary Duties (Count 2), Vicarious Liability and Respondeat Superior (Count 3), Civil Conspiracy (Count 4), and Concert of Action (Count 5). The actions have been consolidated for discovery and case management purposes, but not for trial. The Bank’s answers were provided on September 6, 2007, with respect to the Red Lion matter, and September 10, 2007, with respect to the Boyertown and Perkiomen matters. Discovery is in its initial stages. The Company believes the above noted lawsuits are without merit and intends to vigorously defend itself in the suits.

On June 16, 2007, Cincinnati Insurance Company (“Cincinnati”) commenced a declaratory judgment action in federal court against the Bank, Red Lion, Boyertown, and Perkiomen seeking a declaration that Cincinnati is not obligated to provide insurance coverage to the Bank in connection with the SEC subpoena and the litigation brought by Red Lion, Boyertown, and Perkiomen: Cincinnati Insurance Company v. First Financial Bank et al., 07-02389 (E.D. Pa.).  .), (the “School District Litigation”). Willow Financial Bank filed an answer and counterclaim on September 20, 2007 seeking damages for Cincinnati’s breach of contract for failure to defend and for bad faith.  Cincinnati answered the Counterclaim and denied all of the Bank’s allegations. Willow Financial Bank has served discovery and received documents from Cincinnati and its counsel.  Cincinnati has not served any discovery. Willow Financial Bank filed a Motion for Judgment on the Pleadings as to Cincinnati’s duty to defend the Bank in the School District Litigation. Cincinnati filed its own Motion for Judgment on the Pleadings. Willow Financial Bank filed an opposition to Cincinnati’s Motion, and Boyertown also filed an opposition to Cincinnati’s Motion. The trial judge heard argument on the Bank’s Motion and Cincinnati’s Motion on May 30, 2008.

In the normal course of business, the Company is involved in various legal proceedings. Management of the Company, based on discussions with legal counsel, believes that such proceedings will not have a material adverse effect on the financial condition or operations of the Company. There can be no assurance that any of the outstanding legal proceedings to which the Company is a party will not be decided adversely to the Company’s interests and have a material adverse effect on the financial condition and operations of the Company.

Other Commitments

In connection with the operation of 29 of its banking offices and an operations center, the Company leases certain office space. The leases are classified as operating leases, with rent expense of $3.0 million, $2.9 million, and $2.0 million for the years ended June 30, 2008, 2007 and 2006, respectively. Minimum payments over the remainder of the leases are summarized as follows:

Minimum lease payments
(Dollars in thousands)
Year ended:
June 30, 2009	$2,740
June 30, 2010	2,368
June 30, 2011	2,179
June 30, 2012	1,914
June 30, 2013	1,769
Thereafter	15,403
Total	$26,373

18.	Accounting for Derivative Instruments and Hedging

The Company may from time to time utilize derivative instruments such as interest rate swaps, interest rate collars, interest rate floors, interest rate swap options or combinations thereof to assist in its asset/liability management. In accordance with SFAS No. 133, “Accounting for Derivative Instruments,” the Company must document its hedge relationships, including identification of the hedging instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the hedge in order to qualify for hedge accounting treatment. The Company also assesses, both at inception and at least quarterly thereafter, whether the derivative instruments that are used in hedging transactions are highly effective in offsetting the changes in either the fair value or cash flows of the hedged item. For fair value hedges, both the effective and ineffective portions of the changes in the fair value of the derivative, along with the gain or loss on the hedged item that is attributable to the hedged risk, are recorded in the statement of operations within interest income or interest expense. For cash flow hedges, the effective portion of the change in the fair value of the derivative is recorded in accumulated other comprehensive income. When the hedged item impacts the statement of operations, the gain or loss included in accumulated other comprehensive income is reported on the same line in the statement of operations as the hedged item. In addition, the ineffective portion of the changes in the fair value of derivatives used as cash flow hedges is reported in the statement of operations.

At June 30, 2008, the Company had four interest rate swap arrangements used to hedge specific loans originated by the Bank. The swaps effectively convert the rates from a fixed rate to a floating rate based on Libor throughout the life of the underlying loans. At June 30, 2008, the total outstanding notional amount on these swaps was $7.6 million. The weighted average floating and fixed rates on these transactions were 2.95% and 4.73%, respectively at June 30, 2008. The Company does not maintain sufficient documentation for these transactions to receive hedge accounting treatment and thus all changes in the fair value of the derivatives is recorded in the consolidated statement of operations. As such, based on the decrease in the market value of the interest rate swaps during fiscal 2008, the Company recognized a loss of $251 thousand in other income in the consolidated statement of operations with respect to these four swap agreements. The Company has recorded a net payable of $55 thousand at June 30, 2008 as compared to a net receivable of $196 thousand at June 30, 2007.

As part of the Chester Valley Merger, the Company assumed the responsibility for a $20 million notional interest rate swap whereby the Company paid a variable rate and received a fixed rate. The interest rate swap had been used to hedge certain Federal Home Loan Bank borrowings of the former Chester Valley. On the date of the Chester Valley Merger, the interest rate swap and the hedged borrowings were marked to fair value in purchase accounting. In September 2005, the hedged borrowings were repaid and $10 million notional amount of the interest rate swap was unwound with the counter-party. After performing the appropriate documentation of the derivative instrument, the Company designated the remaining $10 million notional amount interest rate swap as a fair value hedge of certain existing borrowings of the Bank. The swap had the effect of converting a fixed rate borrowing to an adjustable rate borrowing. During the quarter ended December 31, 2005, the derivative instrument ceased to be a highly effective hedge; therefore, the Company discontinued hedge accounting resulting in a pre-tax charge of $47 thousand. The interest rate swap was unwound in February 2006 without resulting in any additional impact to the statement of operations. The basis adjustment that was previously recorded on the hedged borrowing that is recorded in the statement of financial condition is amortized as an increase in interest expense over the remaining life of the borrowing using the interest method.

Additionally, in August 2003, Chester Valley purchased a $30.0 million notional amount 3.50% six month Libor interest rate cap while simultaneously selling a $30.0 million notional amount 6.00% six-month Libor interest rate cap (“Interest Rate Corridor”), which was to expire in August 2008. Chester Valley paid a net premium, which entitled it to receive the difference between six-month Libor from 3.50% up to 6.00% applied to the $30.0 million notional amount. Upon consummation of the Merger, the Company assumed the Interest Rate Corridor and designated it to hedge certain borrowings of the Bank, which were variable in nature and indexed to six-month Libor. The Interest Rate Corridor was being used to hedge the cash flows of this borrowing. Prior to October 23, 2006, the Interest Rate Corridor reduced the negative impact on earnings of the borrowings in a rising interest rate environment. The fair market value of the Interest Rate Corridor had two components: the intrinsic value and the time value of the option. The Interest Rate Corridor was marked-to-market quarterly, with changes in the intrinsic value of the Interest Rate Corridor, net of tax, included as a separate component of other comprehensive income, and the change in the time value of the option included directly as interest expense as required under SFAS 133. In addition, the ineffective portion, if any, would have been expensed in the period in which ineffectiveness was determined.

On October 23, 2006, the Company unwound the Interest Rate Corridor and recognized a gain of $804 thousand in the statement of operations upon repayment of the $30 million FHLB advance.

19.	Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

At June 30, 2008, the Bank had regulatory capital, which was well in excess of regulatory limits set by the OTS. The current requirements and the Bank’s actual capital levels are detailed below:

	Actual Capital		Required for Capital Adequacy Purposes		Required to Be Well Capitalized under Prompt Corrective Action Provision
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
As of June 30, 2008
Tangible capital (to tangible assets)	$109,164	7.2%	$22,845	1.5%	$30,460	2.0%
Core capital (to adjusted tangible assets)	109,164	7.2%	60,920	4.0%	76,151	5.0%
Tier I capital (to risk-weighted assets)	109,164	11.3%	N/A	N/A	57,684	6.0%
Risk-based capital (to risk-weighted assets)	120,720	12.6%	76,912	8.0%	96,140	10.0%
As of June 30, 2007
Tangible capital (to tangible assets)	$117,703	8.2%	$21,580	1.5%	$28,773	2.0%
Core capital (to adjusted tangible assets)	117,703	8.2%	57,547	4.0%	71,933	5.0%
Tier I capital (to risk-weighted assets)	117,703	12.2%	N/A	N/A	57,682	6.0%
Risk-based capital (to risk-weighted assets)	127,983	13.3%	76,909	8.0%	96,136	10.0%

In its letter approving the Chester Valley Merger Agreement, the OTS, as one of the conditions for approval, indicated that, for the periods ending December 31, 2005, 2006, and 2007, the Bank was required to have tier one core capital ratios at least equal to 6.50%, 6.75%, and 7.25%, respectively, and total risk-based capital equal to 11.97%, 12.02% and 12.40%, respectively. The Bank also was required to submit to the OTS, quarterly status reports detailing its compliance with the conditions on regulatory capital outlined in its approval letter. The OTS’ conditions for approval of the Chester Valley Merger also indicated that, for the periods ending December 31, 2005, 2006, and 2007, the Company must have consolidated tangible capital ratios at least equal to 5.14%, 5.59% and 6.12%, respectively. Both the Company and the Bank met these requirements on the respective dates required, and there are no further requirements other than for normal reporting purposes.

20.	Fair Value of Financial Instruments

The Company’s methods for determining the fair value of its financial instruments as well as significant assumptions and limitations are set forth below.

Limitations

Estimates of fair value are made at a specific point in time, based upon, where available, relevant market prices and information about the financial instrument. Such estimates do not include any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. For a substantial portion of the Company’s financial instruments, no quoted market price exists. Therefore, estimates of fair value are necessarily based on a number of significant assumptions (many of which involve events outside the control of management). Such assumptions include assessments of current economic condition, perceived risks associated with these financial instruments and their counterparties, future expected loss experience, and other factors. Given the uncertainties surrounding these assumptions, the reported fair values represent estimates only and, therefore, cannot be compared to the historical accounting model. Use of different assumptions or methodologies would be likely to result in significantly different fair value estimates.

The estimated fair values presented neither include nor give effect to the values associated with the Company’s banking or other businesses, existing customer relationships, branch banking network, property, equipment, goodwill, or certain tax implications related to the realization of unrealized gains or losses. The fair value of non-interest-bearing demand deposits, savings and NOW accounts, and money market deposit accounts is equal to the carrying amount because these deposits have no stated maturity. This approach to estimating fair value excludes the significant benefit that results from the low-cost funding provided by such deposit liabilities, as compared to alternative sources of funding. As a consequence, this presentation may distort the actual fair value of a banking organization that is a going concern.

The following methods and assumptions were used to estimate the fair value of each major classification of financial instruments at June 30, 2008 and 2007:

Cash and Cash Equivalents, Accrued Interest Receivable, Deposits with No Stated Maturities, Accrued Interest Payable, and Certificates

These financial instruments have carrying values that approximate fair value.

Investment Securities Trading, Available for Sale and Held to Maturity

Current quoted market prices were used to determine fair value.

Loans Receivable

Fair values were estimated for portfolios of loans with similar financial characteristics. Loans were segregated by type and each loan category was further segmented by fixed and adjustable-rate interest terms. The estimated fair value of the segregated portfolios was calculated by discounting cash flows based on estimated maturity and prepayment speeds using estimated market discounted rates that reflected credit and interest risk inherent in the loans. The estimate of the maturities and prepayment speeds was based on the Company’s historical experience. Cash flows were discounted using market rates adjusted for portfolio differences.

Loans Held for Sale

The fair value of real estate loans originated and intended for sale in the secondary market is based on contractual cash flows using current market rates, calculated on an aggregate basis.

FHLB Advances

Fair value was estimated using discounted cash flow analysis based on the Company’s current incremental borrowing rate for similar types of borrowing arrangements.

Trust Preferred Securities

Fair value was determined using discounted cash flow analysis based on changes in the market rates since date of issuance.

Commitments to Extend Credit

The majority of the Company’s commitments to extend credit carry current interest rates if converted to loans. Because commitments to extend credit are generally not assignable by the borrower, they only have value to the Company and the borrower. The estimated fair value approximates the recorded deferred fee amounts.

The carrying amounts and estimated fair values of the Company’s financial instruments, including off-balance sheet financial instruments, at June 30, 2008 and 2007 are as follows:
	June 30, 2008		June 30, 2007
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(Dollars in thousands)
Assets:
Cash and cash equivalents	$36,182	$36,182	$60,277	$60,277
Investment securities — trading	1,282	1,282	1,176	1,176
Investment securities available for sale	181,262	181,262	188,339	188,339
Investment securities held to maturity	75,781	73,614	88,363	86,488
Loans held for sale	14,199	14,199	8,075	8,075
Loans receivable, net	1,136,839	1,114,375	1,035,293	1,020,289
Accrued interest receivable	6,181	6,181	6,654	6,654
Liabilities:
Deposits with no stated maturities	622,908	622,908	758,058	758,058
Certificates	249,532	250,563	334,672	315,561
FHLB advances	311,428	296,940	189,764	183,429
Trust preferred securities	27,312	26,176	25,774	24,537
Accrued interest payable	1,708	1,708	2,303	2,303

21.	Comprehensive (Loss) Income

The tax effects allocated to each component of other comprehensive (loss) income  are as follows:

	Year ended June 30, 2008
	Before tax amount	Tax Effect	After tax Amount
	(Dollars in thousands)
Other comprehensive loss:
Unrealized holding losses during the period	$(3,455)	$1,174	$(2,281)
Reclassification adjustment for losses included in net loss	1,671	(568)	1,103
Change in tax rate	—	(48)	(48)
Total other comprehensive loss	$(1,784)	$558	$(1,226)

	Year ended June 30 2007
	Before tax amount	Tax Effect	After tax Amount
	(Dollars in thousands)
Other comprehensive income:
Unrealized holding gains during the period	$1,638	$(587)	$1,051
Reclassification adjustment for gains included in net income	(228)	80	(148)
Gain on termination of interest rate corridor	(804)	281	(523)
Net unrealized loss on cash flow hedge	(376)	133	(243)
Total other comprehensive income	$230	$(93)	$137

	Year ended June 30, 2006
	Before tax amount	Tax Effect	After tax Amount
	(Dollars in thousands)
Other comprehensive loss:
Unrealized holding losses during the period	$(4,549)	$1,612	$(2,937)
Reclassification adjustment for losses included in net income	919	(322)	597
Net unrealized gain on cash flow hedge	579	(203)	376
Total other comprehensive loss	$(3,051)	$1,087	$(1,964)

22.	Segment Information

Under the definition of SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information,” the Company has three operating segments at June 30, 2008; Willow Financial Bank (“WFB”), BeneServ, and WIS (including Carnegie), as compared to two operating segments at 2007; WFB and WIS. The WFB segment primarily provides loan and deposit services to commercial and retail customers through its network of 29 branch locations. BeneServ, which was acquired on March 30, 2007, is an insurance agency serving the corporate employee benefit market segment. The WIS segment operates a full service investment advisory and securities brokerage firm.

Segment information for the twelve months ended June 30, 2008 and 2007 is as follows:

	For the year ended June 30,
	2008				2007
	WFB	BeneServ	WIS	Total	WFB	WIS	Total
	(Dollars in Thousands)

Interest income	$84,681	$—	$—	$84,681	$86,050	$—	$86,050
Interest expense	43,003	—	—	43,003	41,062	—	41,062
Net interest income	41,678	—	—	41,678	44,988	—	44,988
Non-interest income	8,728	2,288	2,757	13,773	9,958	2,309	12,267
Depreciation expense	2,924	12	20	2,956	2,598	—	2,598
Income tax (benefit) expense	(2,388)	239	21	(2,128)	2,752	134	2,886
Total net (loss) income	(43,980)	465	40	(43,475)	6,988	279	7,267
Goodwill	54,574	1,426	959	56,959
Total assets	1,573,744	6,762	4,139	1,584,645	1,550,343	953	1,551,296

23.           Parent Company Financial Information (Willow Financial Bancorp, Inc.)

Condensed Statements of Financial Condition

	At June 30, 2008	At June 30, 2007
	(Dollars in thousands)
Assets:
Cash in banks	$407	$440
Note receivable from subsidiary	4,446	4,770
Investment in subsidiaries	166,653	213,742
Investment securities — trading	1,282	1,176
Investment securities available for sale (amortized cost of $ and $789, respectively)	664	827
Goodwill	6,526	6,526
Other assets	2,032	1,963
Total Assets	$182,010	$229,444
Liabilities and Stockholders’ Equity:
Subordinated debentures	$25,744	$25,744
Other liabilities	6,169	4,267
Total Liabilities	31,913	30,011
Total Stockholders’ Equity	150,097	199,433
Total Liabilities and Stockholders’ Equity	$182,010	$229,444

Condensed Statements of Operations

	For the year ended June 30,
	2008	2007	2006
	(Dollars in thousands)
Interest income:
Interest income	$19	$542	$401
Total interest income:	19	542	401
Non-interest income:
Realized (loss) gain on investments	(133)	49	51
Other	—	2	48
Total non-interest income	(133)	51	99
Total income	(114)	593	500
Expense:
Professional fees	15	14	281
Stationery and printing	—	—	27
Consulting services	—	—	38
Interest expense on subordinated debentures	1,553	2,434	1,109
Investor relations	10	14	70
Other	169	600	425
Total expense	1,747	3,062	1,950
Loss before taxes	(1,861)	(2,469)	(1,450)
Income tax benefit	(633)	(129)	—
Loss before equity in income of subsidiary	(1,228)	(2,340)	(1,450)
Equity in income of subsidiary	(42,247)	9,607	8,117
Net (loss) income	$(43,475)	$7,267	$6,667

Condensed Statements of Cash Flows

	For the year ended June 30,
	2008	2007	2006
	(Dollars in thousands)
Net (loss) income:	$(43,475)	$7,267	$6,667
Add (deduct) items not affecting cash flows from operating activities:
Equity in undistributed income of subsidiary	42,247	(9,607)	(8,117)
Realized loss (gain) on investments	133	(49)	(51)
Increase in other assets	(1,855)	(2,872)	(2,644)
Purchase of investment securities — trading	(106)	(274)	(849)
Net tax payments received from subsidiary	2,062	8,438	—
Increase (decrease) in other liabilities	1,902	4,108	(191)
Net cash provided by (used in) operating activities	908	7,011	(5,185)
Cash flows from investing activities:
Purchase of investment securities available for sale	—	—	(10,054)
Proceeds from sales and calls of securities available for sale	30	10,054	4,476
Net repayment (funding) of notes receivable	324	(1,284)	1,367
Net cash used for acquisition	—	—	(35,032)
Net cash provided by (used in) investing activities	354	8,770	(39,243)
Cash flows from financing activities:
Capital contribution to subsidiaries	—	—	(15,000)
Dividends received from subsidiary	6,000	—	43,806
Proceeds from stock issuance	—	1,392	1,275
Proceeds from issuance of subordinated debentures	—	—	25,000
Repayment of trust preferred securities	(299)	(10,454)	—
Treasury stock purchases	—	(3,242)	(179)
Dividends paid	(6,996)	(6,920)	(6,718)
Net cash (used in) provided by financing activities	(1,295)	(19,224)	48,184
Net (decrease) increase in cash and cash equivalents	(33)	(3,443)	3,756
Cash and cash equivalents at beginning of period	440	3,883	127
Cash and cash equivalents at end of period	$407	$440	$3,883

24.	Related Party Transactions

The Bank routinely enters into transactions with its directors and officers. Such transactions are made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and do not, in the opinion of management, involve more than the normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties was $154 thousand and $137 thousand at June 30, 2008 and 2007, respectively, and all such loans were performing in accordance with their terms at such dates.

25.	Dividend Policy

The Company’s ability to pay dividends is dependent, in part, upon its ability to obtain dividends from the Bank. The future dividend policy of the Company is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, financial conditions, cash needs, and general business conditions. Holders of common stock will be entitled to receive dividends as and when declared by the Board of Directors of the Company out of funds legally available for that purpose. Such payment, however, will be subject to the regulatory restrictions set forth by the OTS. In addition, OTS regulations provides that, as a general rule, a financial institution may not make a capital distribution if it would be undercapitalized after making the capital distribution. During fiscal 2008, the Company paid cash dividends of $7.0 million, or $0.46 per share.

 9Ab. Internal Control over Financial Reporting

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of the Company and the Bank is responsible for establishing and maintaining adequate internal control over financial reporting as such term is defined in the Exchange Act. Under the supervision and with the participation of management, including our Chief Executive Officer and Principal Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO Framework).

In connection with the completion of our testing of the internal controls and a review of our financial statements for the year ended June 30, 2008 under the COSO Framework, in our Form 10-K filed for the year ended June 30, 2008, management identified a material weakness in our internal control over financial reporting as described below:

•
Adequate accounting personnel time was not allocated to permit an effective review and analysis of journal entries and general ledger account reconciliations and to consider the financial reporting impact of routine and non-routine transactions.

This resulted in misstatements that were corrected prior to the issuance of the consolidated financial statements. As a result of this material weakness, there is more than a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Based on our assessment under the COSO Framework, management concluded that our internal control over financial reporting was not effective as of June 30, 2008.

Our independent auditor, KPMG LLP, the independent registered public accounting firm that audited the financial statements included in this report on Form 10-K, has issued a report on of the Company’s internal control over financial reporting. Their report appears in Item 8.

9Ac. Changes in Internal Control Over Financial Reporting

See Item 9Ad. below for details on the Company’s implementation of its remediation plan during the fiscal quarter ended June 30, 2008.

9Ad. Remediation of Material Weaknesses in Process

In connection with the restatement of the Company’s June 30, 2007 financial statements in May 2008, management formulated a remediation program and dedicated considerable resources to implement the necessary changes. As a result of this effort, progress has been made in the remediation of the material weaknesses reported in the restated financial statements. Those remediation efforts included:

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Key personnel in the Accounting and Finance department were changed and additional resources were added. In May 2008, the Chief Accounting Officer also assumed the role of principal financial officer. A Corporate Controller with bank accounting and internal audit experience was hired in November 2007. In addition, in May 2008, the Company created the position of Financial Controls Manager and filled it with an individual with both accounting and operations experience.

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A thorough review of the internal audit risk assessment and related scope was initiated and a plan was developed to include a comprehensive review of general ledger account reconciliations and related processes beginning in July 2008.

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Policies and procedures regarding the reconciliation and journal entry process were reinforced through training sessions held throughout the second half of the fiscal year to ensure appropriate supporting documentation existed for all significant transactions. In addition, management implemented a monthly checklist process to monitor the timely completion of general ledger account reconciliations.

In addition to the remediation efforts noted above, the Company has commenced the following corrective actions in fiscal year 2009 to remediate the material weakness noted above:

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Additional personnel were added to the accounting staff, through the use of external consultants and experienced temporary staff, to ensure that management has appropriate accounting resources to more effectively review and analyzejournal entries and general ledger account reconciliations and to consider sufficiently the financial reporting impact of routine and non-routine transactions.

•	Internal audit began to execute on its enhanced audit plan which includes a comprehensive review of general ledger account reconciliations and the related processes.

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Management implemented a general ledger close within a specified time period whereby any subsequent entries would require the approval of a member of accounting management. In addition management implemented a process of monitoring the aging of reconciling items by appropriate level of management.

In light of the efforts made to address the out of balance condition and other previous material weaknesses, the Company was unable to fully remediate the previously disclosed material weaknesses. While Management believes that progress has been made towards resolving the material weakness described in 9Ab above, sufficient time has not transpired for management to fully validate whether the remediation procedures in place have resolved the material weakness which is identified and described above.